Exhibit 4.5

Non-Revolving Credit Facility Agreement No. 9657

City of Moscow	September , 2009

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company), hereinafter referred to as the “Lender”, represented by its Vice-President and Director of the Major Clients Department, Mr. Alexander Vladimirovich Bazarov, acting on the basis of the Charter and Power of Attorney No. 01-1/480 dated June 15, 2009, as one party, and Mobile TeleSystems Open Joint Stock Company, hereinafter referred to as the “Borrower”, represented by its President Mr. Mikhail Valerievich Shamolin, acting on the basis of the Charter, as the other party, hereinafter collectively referred to as the “Parties” and individually the “Party” have made this agreement (the “Agreement”) on the following:

Article 1. Subject of the Agreement

1.1. The Lender agrees to open to the Borrower a non-revolving Credit Facility with a facility limit of Twenty-Two Billion Rubles (RUR 22,000,000,000) for the purposes of financing of direct or indirect acquisition of shares of Comstar-UTS OJSC, and for the purposes of funding the Borrower’s 2009 investment program, maturing on September     , 2013, at a variable interest rate to be determined in accordance with Clause 2.5. hereof, and the Borrower agrees to repay the facility and pay interest thereon in the amount, within the period and on the terms and conditions hereof.

Article 2. Conditions Precedent to the Loan

2.1.          The Lender shall open to the Borrower facility account No. 45208810900140029657.

2.2.          The Borrower shall be charged a facility fee in the amount of Twenty Million (RUR 20,000,000). Such amount shall be paid up-front by the Borrower to the Lender within Two (2) business days after the execution hereof by the Parties.

2.3.          The facility shall be made available to the Borrower after:

2.3.1.       Provision to the Lender of documents confirming the intended use of the facility (agreements, contracts, payment documents and/or other documents) in form satisfactory to the Lender.

2.3.2.       Execution and provision to the Lender of agreements (amendment agreements) to bank account agreements which provide the Lender with the right to debit without acceptance settlement and current currency accounts of the Borrower No. 40702810100020008293, No. 40702840400020008293 and No. 40702978000020008293 with Transaction Department of Sberbank of Russia OJSC, No. 40702810738050011729 with Maryinaroshchinskoye Branch No. 7981 of Sberbank of Russia OJSC, No. 40702810000000000652 and No. 40702840300000000652 with the Joint Stock Commercial Bank Moscow Bank for Reconstruction and Development (OJSC).

2.3.3. Payment of the facility fee specified in Clause 2.2 hereof.

2.4. The facility shall be disbursed by way of transfer of funds to the Borrower’s settlement account No. 40702810100020008293 with Transaction Department of Sberbank of Russia OJSC on the basis of the Borrower’s drawdown requests.

The facility shall be disbursed provided that no payments hereunder and under any other loan agreements (including non-revolving Credit Facility agreements) made or to be made between the Lender and the Borrower, including Non-Revolving Credit Facility Agreement No. 9662 dated August 28, 2009, are overdue.

2.5. The Borrower shall pay to the Lender interest on the facility at the rate of Sixteen percent(16%) per annum from the date hereof through March 27, 2010.

During the period from March 28, 2010 to the date of full repayment of the facility specified in Clause 1.1 hereof the Borrower shall pay to the Lender interest at a variable interest rate determined as the sum of the Base Rate, “A” and “B”, where:

The Base Rate shall be Sixteen percent (16%) per annum.

“A” is the per annum percentage of increase in the Interest Rate depending on the average daily balances of the accounts specified in Annex 1 hereto constituting an integral part hereof (“Annex 1”)

Lender	Borrower

Non-Revolving Credit Facility Agreement No. 9657 dated September     , 2009

calculated in accordance with Clause 2.5.1. hereof;

“B” is the per annum percentage of increase in the interest rate depending on the amount of quarterly transfers to the accounts of the employees of the Borrower and Russian Telephony Company Closed Joint Stock Company (OGRN 1027739165662, registered address: 5 Vorontsovskaya Str., build. 2, Moscow, 109147, Russian Federation, hereinafter “RTC”) opened as part of the salary projects with the Lender, to be calculated in accordance with Clause 2.5.2. hereof.

The interest rate shall be fixed on a quarterly basis in accordance with the Calculation/Interest Periods reconciliation table:

Calculation Period	Interest Period
from January 1 to March 31	from June 28 to September 27
from April 1 to June 30	from September 28 to December 27
from July 1 to September 30	from December 28 to March 27
from October 1 to December 31	from March 28 to June 27

The interest rate shall be fixed for the relevant Interest Period without execution of an amendment agreement hereto by way of a written notice given by the Lender to the Borrower regarding the interest rate fixed for the Interest Period.

The Lender shall give notice of the Interest Rate to the Borrower on or before the Tenth (10) day of the second month of each calendar quarter in the manner set forth in Clause 9.3. hereof.

If the Borrower does not receive the notice in accordance with the preceding paragraph on or before the Twenty-Eighth (28th) day of the second month of the calendar quarter, the Interest Rate shall be determined by the Borrower itself in accordance herewith.

2.5.1. “A” shall be determined depending on the amount of average daily balances of accounts specified in Annex No. 1 in accordance with Clause 2.5.1.1. hereof.

The amount of average daily balances of accounts specified in Annex No. 1 shall be the sum of average daily balances of each account opened with the Lender. The average daily balance of an account shall be determined using the following formula:

Bav = (B1+B2+B3+…+Bn) / n, where

Bav is the average daily balance of the account;

B1,B2,B3…Bn — daily opening balances of the account;

n is the number of calendar days in the calculation period.

Daily opening balances of the currency accounts specified in Annex No. 1 shall be converted into rubles. The conversion of daily opening balances shall be effected at the exchange rate of the Bank of Russia quoted on the relevant calendar day of conversion.

2.5.1.1. In relation to the interest periods from the date hereof through March 27, 2010 the interest rate shall not be increased by “A”.

In relation to the interest periods from March 28, 2010 to the date of full repayment of the facility specified in Clause 1.1 hereof “A” shall be calculated on a quarterly basis in accordance with the Calculation/Interest Periods reconciliation table:

Calculation Period	Interest Period
from January 1 to March 31	from June 28 to September 27
from April 1 to June 30	from September 28 to December 27
from July 1 to September 30	from December 28 to March 27
from October 1 to December 31	from March 28 to June 27

“A” shall be determined depending on the average daily balances of the Borrower’s accounts with the Lender specified in Annex 1 in accordance with the following table:

Lender	Borrower

Amount of average daily balances of the Borrower’s accounts specified in Annex No. 1 for the Calculation Period, RUR	“A” (increase in the interest rate depending on the average daily balances, % p.a.)
Less than One Billion (1,000,000,000)	+ Five Tenths (0.5)
One Billion (1,000,000,000) or more	+ Zero Tenths (0.0)

2.5.1.2. For the purposes of Clause 2.5.1. hereof the Borrower shall provide to the Lender (or ensure that the Lender is provided with) properly certified bank statements of all settlement and currency accounts specified in Annex 1 for each full calendar quarter within Fifteen (15) business days from the last day of the calendar quarter.

If the Borrower fails to provide to the Lender within Fifteen (15) business days from the last day of the calendar quarter the bank statements containing information on the average daily balances of all settlement and current currency accounts specified in Annex 1 the amount of average daily balances of the Borrower’s accounts specified in Annex 1 for the relevant calculation period shall be deemed to be less than One Billion Rubles (RUR1,000,000,000).

2.5.2. In relation to the interest periods from the date hereof through March 27, 2010 the interest rate shall not be increased by “B”.

In relation to the interest periods from March 28, 2010 to the date of full repayment of the facility specified in Clause 1.1 hereof “B” shall be determined on a quarterly basis depending on the amount of quarterly transfers made in the calculation period (for the purposes of sub-clause 2.5.2. hereof the calculation period shall be three calendar months) to the accounts of the employees of the Borrower and/or RTC opened as part of salary projects with the Lender, as follows:

2.5.2.1. “B” shall be calculated on a quarterly basis in accordance with the Calculation/Interest Periods reconciliation table:

Calculation Period	Interest Period
from January 1 to March 31	from June 28 to September 27
from April 1 to June 30	from September 28 to December 27
from July 1 to September 30	from December 28 to March 27
from October 1 to December 31	from March 28 to June 27

In relation to the interest periods from March 28, 2010 “B” shall be calculated in accordance with the following table:

Amount of transfers to the accounts of the employees of the Borrower and/or RTC opened as part of salary projects with the Lender, made in the Calculation Period, RUR	“B” (increase in the interest rate depending on the amount of quarterly transfers of salary, % p.a.)
Less than Five Hundred Million (500,000,000)	+ Five Tenths (0.5)
Five Hundred Million (500,000,000) or more	+ Zero Tenths (0.0)

2.5.2.2. The Borrower shall provide to the Lender (or ensure that the Lender is provided with) properly certified bank statements in the agreed form of all transfers made in the Calculation Period to the accounts of the employees of the Borrower and/or RTC opened as part of salary projects with the Lender, within Fifteen (15) business days from the last day of the calculation period.

If the Borrower fails to provide to the Lender within Fifteen (15) business days from the last day of the Calculation Period the bank statements of all transfers made in the Calculation Period to the accounts of the employees of the Borrower and/or RTC the amount of transfers made to the accounts of the employees of the Borrower and/or RTC opened as part of salary projects with the Lender in the relevant calculation period shall be deemed to be less than Five Hundred Million Rubles (RUR 500,000,000).

2.6. The interest shall be paid for the actual period during which the facility remained outstanding on a quarterly basis on the 27th day of the third month of each calendar quarter and on the final repayment date of the facility being September     , 2013.

Lender	Borrower

2.7. Any advance under the facility shall be made within the available balance of the facility limit in accordance with the following schedule:

No. of Tranche	Availability Period	Amount (in words), RUR
1	From September , 2009 to September 30, 2009	Twenty-Two Billion Rubles (RUR 22,000,000,000)

Repayment of any part of the facility shall not increase the available balance of the Credit Facility limit.

2.8. The Borrower shall be charged a commitment fee at Two percent (2%) per annum. The commitment fee shall accrue on the undisbursed amounts of the tranche for the period starting from the first drawdown date (excluding such date) determined in Clause 2.7. hereof to the last tranche disbursement date (including such date) determined in Clause 2.7. hereof.

2.9. The commitment fee shall be paid on a quarterly basis on the 27th day of the third month of each calendar quarter and on the final date of the availability period being September 30, 2009.

2.10. The facility shall be available for disbursement through September 30, 2009. If on September 30, 2009 the facility is not drawn down by the Borrower in full, the available facility limit shall be forfeited.

2.11. The outstanding facility shall be repaid in accordance with the following repayment schedule:

No	Repayment Date	Payment in percentage of the outstanding facility as of the final availability date (September 30, 2009)
1	March 27, 2012	1/7 (One Seventh)
2	June 27, 2012	1/7 (One Seventh)
3	September 27, 2012	1/7 (One Seventh)
4	December 27, 2012	1/7 (One Seventh)
5	March 27, 2013	1/7 (One Seventh)
6	June 27, 2013	1/7 (One Seventh)
7	September , 2013	1/7 (One Seventh)

2.12. The Borrower shall pay to the Lender the loan administration fee in the amount of Twenty-Five Thousandths percent (0.25%) per annum of the amount actually outstanding under the facility.

The loan administration fee shall be paid on the dates and for the periods set out in Clause 2.6 hereof for interest payments.

Article 3. Liability of the Parties

3.1.          The Parties shall be liable in accordance with the applicable laws of the Russian Federation for failure to perform or improper performance of their obligations hereunder.

3.2.          If the Borrower fails to make when due a repayment of the facility, to pay interest, or pay the facility fee, the commitment fee or loan administration fee, the Borrower shall pay to the Lender a penalty at the refinancing rate of the Bank of Russia in percent per annum multiplied by Two (2) to accrue on the overdue payment for each day of delay for the period from the date on which any payment becomes overdue (excluding such date) to the date of full repayment of the overdue amount (and including such date).

Article 4. Settlement and Payment Terms

4.1. The facility disbursement date shall be the date on which the facility becomes outstanding as recorded on the facility account specified in Clause 2.1 hereof.

The date of performance of payment obligations hereunder shall be the date on which the Borrower’s or third parties’ accounts with the Lender are debited with the amounts intended for repayment of the obligations hereunder or the date on which the proceeds intended for repayment of the

Lender	Borrower

obligations hereunder are received at the correspondent account of the Lender if repayment is made from the accounts opened with other banks.

4.2. The interest, loan administration fee, commitment fee, prepayment fee and penalties shall be calculated on the basis of actual number of calendar days within a payment period, and the actual number of calendar days in a year (365 or 366, respectively).

4.3. The repayment proceeds hereunder, including the proceeds for which a direct debit was made, shall be applied regardless of the purpose of payment specified in the payment documents (subject to the provisions set forth in Clauses 4.7, 4.8, 4.9, 4.10 hereof), in the first place to cover the litigation and other costs incurred by the Lender as a result of recovery of the outstanding facility, and then in the following order of priority:

1)             to pay the penalty for failure to perform obligations hereunder when due (other than the penalty under Clause 9.2. hereof);

2)             to pay the overdue facility fee;

3)             to pay the overdue commitment fee;

4)             to pay the overdue loan administration fee;

5)             to pay overdue interest;

6)             to pay the facility fee due;

7)             to pay the commitment fee due;

8)             to pay the loan administration fee due;

9)             to pay interest due;

10)           to repay the overdue principal of the facility;

11)           to pay the prepayment fee;

12)           to repay the principal of the facility due;

13)           to repay the outstanding facility before stated maturity dates as set forth in Clause 2.11 hereof pursuant to Clause 5.2.2 hereof;

14)           to pay the penalty pursuant to Clause 9.2. hereof.

The obligations under this Agreement (to repay the outstanding principal, pay the interest and pay the fees) shall become due and payable on their stated maturity date pursuant to the provisions of Clauses 2.2, 2.5, 2.6, 2.8, 2.9, 2.12, 5.2.2. hereof (the “Payment Date”).

For the purposes hereof the overdue obligations shall mean the obligations hereunder which are not performed on the Payment Date.

4.4. Payment obligations hereunder may be performed by third parties.

4.5. If a payment hereunder is made in a currency different from the currency of the payment under the Agreement, the Lender may itself convert such payment into the currency of the payment hereunder at the exchange rate and on the terms of the Lender and then apply the same to repay the due amounts hereunder.

4.6. The obligations to repay the outstanding facility may be performed before their stated maturity dates as set forth in Clause 2.11 hereof pursuant to Clause 5.2.2 hereof.

The payments received to repay the outstanding facility before the maturity dates stated in Clause 2.11 hereof shall be applied by the Lender to repay such obligations against the repayment of the outstanding facility which mature the next as set forth in Clause 2.11 hereof, subject to the order of the payments set out in Clause 4.3 hereof.

If it is impossible to identify the purpose of a payment (where the obligation against which such payment is to be applied is not specified) under a payment document, the amounts received shall be applied by the Lender to repay the outstanding facility in accordance with this clause.

4.7. Interest and/or loan administration fee and/or commitment fee payable on the nearest Payment Date as set forth in Clauses 2.2, 2.5, 2.6, 2.8, 2.9, 2.12 hereof may be paid before such date (“Prepayment Amounts”), but not more than Ten (10) business days (including the 1st and the 10th business days) before the nearest Payment Date (the “Prepayment Period”), in accordance with the purpose of payment specified in the payment document.

Lender	Borrower

Prepayment Amounts received during the relevant Prepayment Period shall be applied by the Lender against repayment of such obligations on the nearest date of the relevant payment.

If during the Prepayment Period other obligations of the Borrower to repay the principal, other than the obligation(s) specified in the payment document(s), become due and payable the Lender shall apply the Prepayment Amounts in accordance with the order of priority set out in Clause 4.3 hereof, except for the payment specified in sub-clause 13) of Clause 4.3 hereof.

4.8. Prepayment Amounts received before the Prepayment Period set forth in Clause 4.7 hereof, upon allocation in accordance with the order of payments set out in Clause 4.3 hereof, except for the payment specified in sub-clause 13) of Clause 4.3 hereof, shall be returned by the Lender to the accounts from which they were made, on or before the first business day following the actual date of receipt of the relevant payment.

If the date of return falls within the Prepayment Period set forth in Clause 4.7 hereof, the Prepayment Amounts shall be applied by the Lender in accordance with Clause 4.7 and/or Clause 4.9 hereof.

4.9. The Borrower may within Three (3) business days following the actual date on which a Prepayment Amount is paid, but no later than Two (2) business days (inclusive) before the nearest Payment Date, submit a written request to the Lender (pursuant to Clause 9.3 hereof) on return or application against repayment of the outstanding facility of the Prepayment Amounts paid pursuant to Clause 4.7 hereof.

The Lender upon allocation in accordance with the order of payments set out in Clause 4.3 hereof, excluding the payment set forth in sub-clause 13) of Clause 4.3 hereof, shall return the Prepayment Amounts and/or apply the same to repay the outstanding facility pursuant to Clause 5.2.2 hereof, on or before the first business day immediately following the day on which the Borrower’s written application is received.

The Lender shall return the Prepayment Amounts to the accounts from which they were made.

If the Prepayment Amounts are applied to repay the outstanding facility the repayment date of the outstanding facility shall be the date on which the Lender applies the prepaid amount against the outstanding facility.

4.10. If on the date set forth in Clauses 2.2, 2.5, 2.6, 2.8, 2.9, 2.12 hereof, the payment amount received either before the stated maturity date (pursuant to Clause 4.7 hereof), or on such date exceeds the amount due under the said clauses, the overpaid amount upon allocation in accordance with the order of payments set out in Clause 4.3 hereof, excluding the payments set forth in sub-clause 13) of Clause 4.3 hereof, shall be returned by the Lender to the account from which it was transferred, on or before the first business day following the relevant Payment Date.

Article 5. Rights of the Parties

5.1. The Lender may:

5.1.1.       Unilaterally at its discretion increase the interest rate under Clause 2.5 hereof for the period from the execution date hereof to March 27, 2010 (inclusive) and the Base Rate values established in Clause 2.5 hereof for a period from March 28, 2010 to the final maturity date of the facility specified in Clause 1.1 hereof, including, without limitation, where the Bank of Russia makes a decision to increase its discount (refinancing) rate, by giving a notice thereof to the Borrower without execution of an amendment agreement hereto to this effect. In the event of a unilateral increase of the interest rate by the Lender, such change shall become effective upon expiration of Sixty (60) calendar days following the date the Lender gives a notice to the Borrower, unless a later effective date is specified in the notice.

The Borrower shall be notified of such amendments of this Agreement as provided for in Clause 9.3 hereof.

5.1.2. Unilaterally decrease the interest rate values specified in Clause 2.5 hereof, including, without limitation, where the Bank of Russia makes a decision to decrease its discount (refinancing) rate, by giving a notice thereof to the Borrower without execution of an amendment agreement to this

Lender	Borrower

effect. Should the Lender reduce the interest rate unilaterally, such change shall become effective upon expiration of Thirty (30) calendar days following the date the Lender gives notice to the Borrower, unless such notice specifies another date for such change to come into effect.

The Lender may unilaterally at its discretion decrease the penalty and/or grant a grace period during which the penalty will not be charged by giving a notice thereof to the Borrower without execution of an amendment agreement to this effect.

Reduction of the penalty amount and/or the commencement of grace period shall become effective on expiration of Thirty (30) calendar days following the date the Lender gives notice to the Borrower, unless such notice specifies another date for such change to come into effect.

The Borrower shall be notified of such amendments of this Agreement as provided for in Clause 9.3 hereof.

5.1.3.       Request that the Borrower submit information and documents evidencing application of the facility proceeds in accordance with their designated purpose.

5.1.4.       If any principal and/or interest and/or other payments hereunder become overdue, as the funds are credited directly debit the Borrower’s accounts (including accounts with the Lender’s branches and other banks) and apply such funds to repay such overdue amounts and pay the penalty.

The Lender shall inform the Borrower in writing of any such debit without acceptance subject to the procedure specified in Clause 9.3 hereof within Ten (10) business days from the date of such debit.

5.1.5. If the funds on the Borrower’s accounts with the Lender are insufficient to make a repayment of the overdue amount hereunder, sell foreign currency from the current currency accounts of the Borrower opened by the Borrower with the Lender and other banks at the exchange rate and on the terms established by the Lender and other banks for conversion operations as of the transaction date, and credit the proceeds from sale of foreign currency to the Borrower’s account with the Lender and other banks.

The Lender shall notify the Borrower in writing of the fact of sale of foreign currency as provided for in Clause 9.3 hereof.

5.1.6. Suspend disbursement of the facility and/or demand that the Borrower repay the total amount of the facility before maturity, pay the interest due, the facility fee, the commitment fee, the loan administration fee, penalties and make any other payments hereunder as well as foreclose on the pledged property securing performance hereof if:

a) the Borrower fails to perform or improperly performs its obligations under the Agreement and any of the agreements (including, without limitation: loan agreement, revolving/non-revolving credit facility agreement, bank guarantee agreement, deed of guarantee, other types of agreements) and arrangements as have been entered into (or may be entered into during the term hereof) between the Borrower and the Lender, and the payment obligations to the Lender and/or third parties to settle bills, repay notes, pay coupon yield, make involuntary/voluntary offers by virtue of the Federal Law On Joint Stock Companies which have arisen (may arise during the term hereof);

b) any MTS Group Company (as defined below) is in default or improperly performs its obligations under facility agreements (including revolving/non-revolving credit facility agreements) which are entered into (or may be entered into during the term hereof) between the MTS Group Companies and any other lender, as a result of which the MTS Group Company received an acceleration demand with respect to any outstanding amount in excess of Thirty Million US Dollars (US$30,000,000) as a result of occurrence of an event of default, if such term is defined in the agreement with such lender and if the outstanding amount is declared immediately due and payable for any reason, if the term “event of default” is not defined in the agreement with such lender.

The Borrower shall provide or procure the provision to the Lender of copies of documents confirming whether an obligation which has not been performed qualifies as an “event of

Lender	Borrower

default” or not within Five (5) business days from the date of the acceleration demand by the relevant lender to repay the outstanding amount due to such lender.

The amounts of ruble facilities which were declared immediately due and payable shall be recalculated into US Dollars at the exchange rate of the Bank of Russia as at the date the relevant lender makes an acceleration demand with respect to the facility.

The amounts of facilities denominated in a currency other than US Dollars which were declared immediately due and payable shall be recalculated into US Dollars at the exchange rate determined by recalculation through the currency rates to the Russian Rubles established by the Bank of Russia as at the date the relevant lender makes an acceleration demand with respect to the facility.

For the purposes hereof, an “MTS Group Company” shall mean the Borrower and its subsidiaries, where a “Subsidiary” means a company which the Borrower, directly or indirectly (through any other companies) controls or owns, directly or indirectly (through other companies) over Fifty percent (50%) of the shares/interests in the charter capital or similar ownership rights.

c) the Borrower uses the facility other than in accordance with its designated purpose;

d) the Borrower is in default under its reporting obligations set forth in Clauses 6.2.4. and 6.2.5 hereof;

e) applications, confirmations or information furnished by the Borrower to the Lender, including with respect to the MTS Group Companies, in connection with the Parties’ relations hereunder, are inaccurate, incomplete or unverified;

f) an arbitration court, acting in accordance with the procedure set forth in the applicable laws, accepts a petition seeking to recognize the Borrower as insolvent (bankrupt);

g) a claim or claims have been filed against the Borrower seeking payment of a cash amount or recovery of assets the amount of which exceeds in the aggregate Thirty Million US Dollars (US$30,000,000) or an equivalent thereof in the currency of the Russian Federation at the rate of the Bank of Russia as of the date the claims were filed, or in another currency recalculated into US Dollars through the currency exchange rates to the Russian Rubles established by the Bank of Russia as of the date the claims were filed (provided that the amount of at least one of such claims exceeds Five Million US Dollars (US$5,000,000) or an equivalent thereof in the currency of the Russian Federation at the rate of the Bank of Russia as of the date such claim was filed, or an equivalent amount in any other currency recalculated into US Dollars through the currency exchange rates to the Russian Rubles established by the Bank of Russia as of the date the claim was filed) and the judgment to grant such claim(s) entered into legal force;

h) a decision is made on reorganization (other than reorganization in the form of a merger of subsidiaries into the Borrower), liquidation or reduction of the charter capital of the Borrower without prior consent of the Lender;

i)              the Borrower is declared insolvent (bankrupt) in accordance with the procedure set forth by the applicable laws;

j) the Borrower is in default under the provisions of Clauses 6.2.6.-6.2.11 hereof;

k) the Borrower is in breach of the terms of Clauses 7.2-7.6 hereof.

The above violations and changes in circumstances shall be deemed material by the Lender.

The Lender shall notify the Borrower of its claims subject to the procedure specified in Clause 9.3 hereof.

5.1.7.       Unilaterally terminate the available balance of the facility limit hereunder in the event that the disbursement of the facility is terminated for reasons specified in Clause 5.1.6 hereof, and the Lender shall notify the Borrower as provided in Clause 9.3 hereof.

Lender	Borrower

5.1.8.       Refuse to disburse the loan, in full or in part, if there is reasonable evidence that the loan will not be repaid by the Borrower within the timeline set out herein.

5.1.9.       Conduct audits and check the accuracy of the information provided by the Borrower regarding its business and financial activity in a manner convenient for the Lender, and request other data pertaining to the use of the facility proceeds.

5.1.10.     If requested by the Borrower at least Fifteen (15) calendar days prior to the maturity of the facility, the Lender shall have the right to extend the loan maturity date.

5.2. The Borrower may:

5.2.1.       in the event that the Lender increases the interest rate pursuant to Clause 5.1.1 hereof, repay a portion or the entire amount of the facility and pay the interest, penalties and make other payments accrued as of the repayment date on the former terms (the terms that existed before the Lender increase the interest rate) within Sixty (60) calendar days from the date on which the Lender gives a written notice to the Borrower of such change of the terms of the facility.

5.2.2. fully or partially prepay the outstanding facility before the maturity dates set forth in Clause 2.11. hereof, and pay the interest, all fees hereunder and penalties accrued as of the prepayment date by giving a written notice to the Lender at least Twenty (20) business days before the prepayment date of the facility (or a portion thereof) (inclusive). The date of receipt of the notice by the Lender shall be not be taken into account as a business day of the notice period.

The Borrower shall notify the Lender of its intention to prepay the facility (or a portion thereof) as provided for in Clause 9.3. hereof and such notice shall specify the amount and the date of such prepayment.

In the event of a prepayment of the facility (or a portion thereof) without a prior written notice to the Lender or notice to the Lender given less than Twenty (20) business days prior to the prepayment date of the facility (or a portion thereof) the Borrower shall pay to the Lender a prepayment fee for prepayment of the facility (or a portion thereof) in the amount of Three percent (3%) of the amount so prepaid.

The prepayment fee for prepayment of the facility (or a portion thereof) shall be paid by the Borrower simultaneously with the prepayment hereunder.

5.2.3. If there is a need to extend the maturity date, submit a request to the Lender at least Fifteen (15) calendar days prior to the maturity date of the facility.

Article 6. Obligations of the Parties

6.1. The Lender assumes the following obligations:

6.1.1 Subject to the fulfillment of conditions set forth in Clauses 2.3, 2.4 and 2.7 hereof, as well as in the absence of any of the conditions whereby the Lender is entitled to terminate the disbursement of the facility and accelerate the same, to transfer facility amounts within the available balance of the facility limit, to the Borrower’s settlement account based on its drawdown requests, within not later than Ten (10) calendar days from the date of the relevant drawdown request of the Borrower.

6.2. The Borrower assumes the following obligations:

6.2.1. To repay the principal and pay the interest due, the commitment fee, the loan administration fee, and any penalties accrued as of the repayment date, within Five (5) business days from receipt of the Lender’s acceleration demand in accordance with Clause 5.1.6 hereof.

6.2.2. To use facility in strict accordance with its designated purpose as provided in Article 1 hereof.

6.2.3. To provide the Lender with the duly executed payment documents confirming the intended use of the facility.

6.2.4. Each quarter not later than Ten (10) business days from the expiration of the period allocated by Federal Law No. 129-FZ On Accounting dated November 21, 1996, for preparation of the accounting statements, the Borrower shall provide to the Lender:

•                  a full accounting statement in forms established by the Ministry of Finance of Russia, containing a mark on submission method of the same with the relevant unit of the Federal

Lender	Borrower

Tax Service of Russia, certified by the signature of the Borrower’s general manager and its seal, with the attachment of the notes (in respect of the annual accounts) and an auditor report (or its final part) (subject to mandatory audit of the accounting statements in accordance with the laws of the Russian Federation, and in respect of the annual statements);

•                  a breakdown of the accounting statements in respect of the accounts payable and receivable, specifying the names of creditors and debtors, the amounts due and the dates of their origination, and also indicating the status thereof (overdue/current);

•                  a breakdown of the accounting statements in respect of the short-term and long-term financial investments specifying their type, the amount, as well as the names of companies and entities;

•                  a breakdown of the accounting statements in respect of the short-term and long-term credits and loans (including bill and bond loans) specifying the creditor, the amounts due, the loan term, the interest rate (or the coupon yield), the repayment and interest payment schedule, the amounts overdue (dates of origination), accelerated amounts claimed (including the reasons for such acceleration, and the relevant creditor);

•                  a breakdown of the accounting statements in respect of the security received (indicating the security provider and the beneficiary of the same), and security provided (indicating the secured person and the beneficiary, the maturity date, and the balance value of the assets secured (pledged);

•                  information on all accounts opened by the Borrower and communicated to the tax inspectorate, as well as turnover and balance statements in respect of settlement and current currency accounts, and any claims thereon;

•                  copies of any changes and amendments introduced into the constituent documents of the Borrower (duly registered in accordance with the laws), and a copy of the certificate on the entry made in the Unified State Register of Legal Entities on the state registration of amendments introduced into the Borrower’s constituent documents, either notarized or certified by a registering body, should any such changes be introduced into the Borrower’s constituent documents in the expired calendar year.

•                  information on any changes in the membership of the Borrower’s management bodies (Board of Directors/Management Board/General Director/President) occurred in the expired calendar quarter;

•                  information on any changes in the list of persons recorded in the share register and holding five (5%) per cent or more of the Borrower’s shares, occurred in the expired calendar quarter;

•                  information on the subsidiaries (more than Fifty (50%) percent in the charter capital) and dependent entities (more than Twenty (20%) of the charter capital) as of the last reporting date, indicating the percentage of the charter capital held in such subsidiaries or dependent entities;

•                  information on security extended by MTS Group (indicating the secured person and the beneficiary, the maturity date, and the balance value of the assets secured (pledged));

•                  a note issued by the relevant unit of the Federal Tax Service of Russia, on the status of statutory payments, or a settlement reconciliation report in respect thereto (and in case of any overdue statutory amounts — a taxpayer certificate specifying the periods, the amounts and the reasons of the debt).

Moreover, the Borrower shall upon demand of the Lender provide other reports and financial documents within Ten (10) business days from the date of receipt of the relevant Lender’s demand.

6.2.5. Each quarter, within One Hundred And Twenty (120) business days from the date of expiration of each calendar quarter, the Borrower shall provide the Lender with the Borrower’s consolidated financial statements certified by the Borrower’s general manager and its chief accountant, prepared in accordance with the Generally Accepted Accounting Principles of the United States of America (GAAP) (hereinafter, the “Financial Statements”), and moreover, the Borrower’s Financial Statements thus prepared following the calendar year results shall be confirmed by an audit company.

Lender	Borrower

6.2.6. In case of reorganization (other than reorganization in form of the subsidiaries’ merger into to the Borrower) or liquidation, reduction of the charter capital, to inform the Lender accordingly, at least Ten (10) business days prior to any of the abovementioned events, and upon the Lender’s demand, to repay the facility irrespective of the due date specified in the Agreement, to pay the interest due, the commitment fee, and other payments as provided by the Agreement.

6.2.7. At the date of the transaction for the acquisition by the Borrower and/or Communications Provider Limited Liability Company (OGRN: 1097746395790, registered address: 8 Presnenskaya emb., build. 1, Moscow, 123100, hereinafter “Communications Provider”) and/or Capital Limited Liability Company (OGRN: 1097746415073, registered address: 8 Presnenskaya emb., build. 1, Moscow, 123100, hereinafter “Capital”) of shares in COMSTAR-United TeleSystems Open Joint Stock Company (OGRN: 1027700003946, registered address: 27 Smolenskaya-Sennaya Sq., build. 2, Moscow, 119121, hereinafter COMSTAR-UTS), to provide to the Lender a copy of the sale and purchase agreement(s) (or similar documents) entered into between the seller and the buyer, duly and properly notarized.

6.2.8. To ensure that all settlements connected with the acquisition of shares in COMSTAR-UTS as between the Borrower, Communications Provider and/or Capital and Sistema, and Telecom System, be conducted only through the settlement accounts of the companies referred to in this clause, opened with the Lender.

6.2.9. To ensure the maintenance of not less than Fifty (50%) per cent plus one share of unpledged and unencumbered voting stock of COMSTAR-UTS at custody accounts of Communications Operator and/or Capital and/or United TeleSystems Closed Joint Stock Company (OGRN 1047796779535, registered address: 27 Smolenskaya-Sennaya Sq., build. 2, Moscow, 119121, hereinafter “UTS”) opened with the Depositary of Sberbank of Russia OJSC, from the date of acquisition (from the date of acquisition by Communications Operator and/or Capital of shares in UTS), and up to the date of the pledge executed in favor of the Lender.

6.2.10. Beginning from October 1, 2009 and up to the date of full repayment of the facility, specified in Clause 1.1 hereof, to maintain the overall credit turnover on any of the Borrower’s settlement and current currency accounts opened with the Lender and specified in Annex 1 hereto, in the amount of no less than Seventeen Billion (RUR 17,000,000,000) rubles in each calendar quarter, however, no loans, issue proceeds, conversions of own funds, or transfers of the same to pay under import contracts, no borrowings or repayments of the loans extended shall be taken into account in the abovementioned overall amount.

Quarterly credit turnover in foreign currencies on current currency accounts shall be converted into rubles at the average exchange rate of the relevant currency as quoted by the Bank of Russia. The average exchange rate is calculated as the simple average of exchange rates of foreign currencies to ruble quoted by the Bank of Russia, in a given calendar quarter.

For the purposes of Clause 6.2.12 hereof the Borrower shall provide to the Lender properly certified bank statements of all the Borrower’s settlement and currency accounts opened with the Lender and specified in Annex 1 hereto, for each full calendar quarter, within Twenty (20) business days from the last day of the calendar quarter.

Failure to provide the abovementioned information within the timing set forth herein shall constitute a default to maintain the credit turnover on the Borrower’s settlement and current currency accounts opened with the Lender, referred to in the first paragraph of this clause.

6.2.11. Beginning from January 1, 2010 and up to the date of full repayment of the facility, specified in Clause 1.1 hereof, to ensure that Ukrainian Mobile Communications CJSC (Registered address: 15 Leipzig Str., Kiev, 01015, Ukraine, EGRPOU (enterprise identification code) 14333937, hereinafter, “Ukrainian Communications”) maintain the credit turnover on all accounts opened with the Subsidiary Bank of Sberbank of Russia OJSC (Registered address: 46 Vladimirskaya Street, Kiev, 01034 Ukraine, hereinafter the “Subsidiary Bank”) and specified in Annex 2 hereto, in the amount of no less than Five Hundred Million (UAH 500,000,000) hryvnas in each calendar quarter, however, no

Lender	Borrower

loans, issue proceeds, conversions of own funds, or transfers of the same, no borrowings or repayments of the loans extended shall be taken into account in the abovementioned overall amount.

Quarterly credit turnover in foreign currencies on current currency accounts shall be converted into hryvnas at the average exchange rate of the relevant currency as quoted by the National Bank of Ukraine. The average exchange rate is calculated as the simple average of exchange rates of foreign currencies to hryvna quoted by the National Bank of Ukraine, in a given calendar quarter.

For the purposes of Clause 6.2.11 hereof the Borrower shall provide to the Lender properly certified bank statements of all the settlement and currency accounts of Ukrainian Communications opened with the Subsidiary Bank and specified in Annex 2 hereto, for each full calendar quarter, within Twenty (20) business days from the last day of the calendar quarter.

Failure to provide the abovementioned information within the timing set forth herein shall constitute a default to maintain the credit turnover on the accounts, referred to in the first paragraph of this clause.

6.2.12. Within Ten (10) business days from the execution date of any bank account agreement in respect of opening by the Borrower with the Lender of a new settlement and/or current currency account, to inform the Lender in writing of the details of such new account and of its intention, should it be necessary, to amend accordingly Annex 1 hereto in connection with opening by the Borrower of a new settlement and/or current currency account with the Lender.

6.2.13. Within Ten (10) business days from the execution date of any bank account agreement in respect of opening by Ukrainian Communications with the Subsidiary Bank of a new account, to inform the Lender in writing of the details of such new account and of the intention, should it be necessary, to amend accordingly Annex 2 hereto in connection with opening by Ukrainian Communications of a new account with the Subsidiary Bank.

Article 7. Special Terms

7.1. The Borrower does not object to filing by the Lender of the Borrower’s information with the bureau of credit histories, as specified in Clause 4 of Federal Law No. 218-FZ On Credit Histories, dated December 30, 2004.

7.2. The ratio of the Indebtedness of the MTS Group of Companies to OIBDA value determined for the Reporting Period, shall not exceed Three (3) during the whole term hereof.

The following terms shall be used herein for the abovementioned purposes:

“Indebtedness of the MTS Group of Companies” shall mean any indebtedness (the nominal amount of any principal/limit of liability under off-balance obligations) of the Borrower and/or its Subsidiaries:

1) under loans and credits obtained, bond issues, financial leasing agreements, any other forms of repayable borrowings received either for consideration or without the same;

2) under issued suretyships and/or guarantees (except for suretyships and/or guarantees provided by Subsidiaries in respect of the borrowings made by the Borrower, and/or suretyships and/or guarantees provided by the Borrower in respect of the borrowings made by Subsidiaries), notes (guarantees of the same), as well as other contingent liabilities.

For the purposes of calculation of the Indebtedness of the MTS Group of Companies, any amount due to be paid or repaid and denominated in the currency other than US Dollars, shall be taken on this day into account in US Dollars at a cross-rate which would be used for preparation of the Financial Statements on this day in accordance with US GAAP applied to the Borrower’s Financial Statements.

The Indebtedness of the MTS Group of Companies and OIBDA will be calculated on the basis of the Financial Statements of the MTS Group of Companies and will be denominated in US Dollars.

“Reporting Period” shall mean a period of Six (6) consecutive months ending on the last day of each financial year, or of the relevant Borrower’s financial quarter.

“OIBDA” shall mean in respect of each Reporting Period, the aggregate consolidated income of the MTS Group of Companies in such Reporting Period, determined on the basis of the Financial

Lender	Borrower

Statements, that:

1) does not include inflows or outflows recorded in the statement of profits and losses in respect of: the minority interest, the income tax, other expenses/income, MTS Group of Companies’ interest in net profit (net losses) of its associated companies or entities, interest expenses and any interest income received, as well as any currency exchange and translation gains (losses);

2) is increased by depreciation and amortization charges and assets impairment losses, included in the operating costs in the given Reporting Period and multiplied by Two (2).

7.3. The ratio of OIBDA to the value of the Income Expenses determined for the given Reporting Period, shall not exceed Five (5) during the whole term hereof.

The following term shall be used herein for the abovementioned purposes:

“Interest Expenses” shall mean in respect of each Reporting Period, the aggregate expenses to pay any interest, commissions and other financial charges (irrespective of whether they have been paid, are due or to be capitalized) accrued as payable by MTS Group of Companies in the relevant Reporting Period, reduced by the interest income of the MTS Group of Companies in such Reporting Period, payable in cash, determined on the basis of the Financial Statements and multiplied by Two (2).

The value of the Interest Expenses will be calculated on the basis of the Financial Statements and will be denominated in US Dollars.

7.4. During the whole term hereof the balance value of the Borrower’s assets as of each reporting date calculated on the basis of its accounting statements prepared in accordance with the requirements of the RAS Enterprise Accounting as approved by Order of the Ministry of Finance of the Russian Federation No. 43n dated July 6, 1999, shall be no less than Two Hundred Billion (RUR 200,000,000,000) rubles.

7.5. During the whole term hereof the balance value of the assets secured (pledged) by the MTS Group of Companies (except for the security granted to the Lender) calculated in accordance with the Financial Statements as of the last reporting date shall not exceed Thirty (30%) per cent of the aggregate value of assets calculated in accordance with the Financial Statements as of the last reporting date.

7.6. The Borrower shall ensure that MTS Group of Companies shall hold valid licenses for the provision of cellular wireless telephony in GSM 900/1800 MHz range in Moscow, Moscow Region, and St. Petersburg, from the execution date hereof and up to the date of full repayment of the facility referred to in Clause 1.1 hereof.

For the purposes of this clause, at the execution hereof, the Borrower shall provide the Lender with the certified copies of the licenses for the provision of cellular wireless telephony in GSM 900/1800 MHz range in Moscow, Moscow Region, and St. Petersburg.

Article 8. Term

8.1. The Agreement shall become effective on the date of its execution by the Parties and remain in full force and effect until the Parties fully perform their obligations hereunder.

Article 9. Miscellaneous

9.1. All changes and amendments hereto, except indicated in Clause 2.5, 5.1.1, and 5.1.2 hereof, shall be valid only if they are made in writing and signed by authorized representatives of the Parties.

9.2. In the event of any change in the registered or mailing address of either Party, such Party shall notify the other Party of such change before it is officially registered in its constituent documents.

In the event of any change in the bank details of either Party, such Party shall notify the other Party of such change before it becomes effective.

The Borrower shall notify the Lender of any changes in the membership or powers of its management bodies authorized to enter into any transactions on behalf of the Borrower, stamp impression, other information required by the Lender to duly perform its obligations hereunder, not later than the date when such change becomes effective, and subject to provision of the duly certified copies of the confirmation documents within Three (3) business days. In case of failure to perform or timely perform the abovementioned condition:

Lender	Borrower

a) the Borrower shall pay a penalty in the amount of Ten Thousand (RUR 10,000) rubles. The penalty shall be paid within Five (5) business days from the date of receipt from the Lender of the relevant notice to pay the same (including such date of receipt).

b) the Lender shall bear no liability for any consequences of processing the Borrower’s drawdown requests for the transfer of facility amounts from the facility account to the settlement account, signed by any unauthorized persons.

9.3. Any notice or other communication sent by the Parties to each other hereunder shall be made in writing. Such notice or communication shall be deemed duly given if delivered to the addressee by hand, by registered mail with return receipt requested or by fax to its address stated herein (or to such other address as such other Party may specify in accordance with Clause 9.2 hereof) and signed by a duly authorized person.

9.4. Any and all disputes under this Agreement shall be resolved in accordance with the applicable laws of the Russian Federation by the Moscow Arbitrazh Court.

9.5. The Agreement is made in 2 counterparts having equal legal force: one counterpart shall be kept by the Lender, the other — by the Borrower.

Article 10. Annexes

10.1. Annex 1 — A list of settlement and current currency accounts of the Borrower on one (1) page constituting an integral part hereof.

10.2. Annex 2 — A list of settlement and current currency accounts of Ukrainian Communications on one (1) page constituting an integral part hereof.

Lender	Borrower

Addresses and Bank Account Details of the Parties

Lender	Borrower

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)	Mobile TeleSystems Open Joint Stock Company
Registered/mailing address:	Registered/mailing address:
19 Vavilov Str., Moscow 117997, Russian Federation	4 Marksistskaya Str., Moscow 109147, Russian Federation
Tel: (495) 957 57 75, fax: (495) 957 55 61	Tel: (495) 223 21 64, fax: (495) 223 21 68

Account details for payments in rubles: corr. acc. # 30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia, BIC 044525225, INN 7707083893

INN 7740000076, OGRN 1027700149124, KPP 770901001, OKPO 52686811 Account details for payments in rubles: s/a. #40702810100020008293 with the Transaction Department of Sberbank of Russia,

Account details for payments in foreign currencies: #30301840800001000014 with Sberbank of Russia, Moscow Bank of New York: New York, NY, SWIFT  IRVT US 3N, acc. #890-0057-610 Sberbank, Moscow, Russia, SWIFT: SABRRUMM

corr. acc. #30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia,

BIC 044525225,

Account details for payments in foreign currencies:

Curr. foreign-currency acc. #40702840400020008293 with the Transaction Department of Sberbank of Russia,

Bank of New York, New York, acc. #8900057610

Signatures of the Parties

Lender	Borrower
Vice-President - Head of the Major Clients Department of Sberbank of Russia OJSC	President of MTS OJSC
_________________________A.V. Bazarov	______________________________M.V. Shamolin
Seal here	Seal here

Lender	Borrower

Annex 1 to Non-Revolving Credit Facility Agreement No. 9656 dated September          2009

List of Settlement and Current Currency Accounts of Mobile TeleSystems OJSC

No.	Account number:	Account currency	Type of account	Sberbank of Russia Unit	Bank Account Agreement Number	Bank Account Agreement Date
1	40702810100020008293	RUR	settlement	Transaction Department of Sberbank of Russia, 19 Vavilov Str., Moscow 117997	40702810100020008293	August 12, 2009
2	40702810738050011729	RUR	settlement	Maryina Roscha Branch No. 7981 of Sberbank of Russia, OJSC	40702810738050011729	March 10, 2009
3	40702840400020008293	USD	current	Transaction Department of Sberbank of Russia, 19 Vavilov Str., Moscow 117997	40702840400020008293	August 12, 2009
4	40702978000020008293	EURO	current	Transaction Department of Sberbank of Russia, 19 Vavilov Str., Moscow 117997	40702978000020008293	August 12, 2009

Signatures of the Parties

Lender	Borrower

Vice-President - Head of the Major Clients Department of Sberbank of Russia OJSC	President of MTS OJSC

_________________________A.V. Bazarov	______________________________M.V. Shamolin

Seal here	Seal here

Lender	Borrower

Annex 2 to Non-Revolving Credit Facility Agreement No. 9656 dated September          2009

List of settlement and current currency accounts of Ukrainian Mobile Communications CJSC

No.	Account number:	Account currency	Type of account	Sberbank of Russia Unit	Bank Account Agreement Number	Bank Account Agreement Date
1	260090132615	multi-currency	current	SUBSIDIARY BANK OF SBERBANK OF RUSSIA, OJSC, 46 Vladimirskaya Str. Kiev, 01034	No. RKO32615	August 18, 2009

Signatures of the Parties

Lender	Borrower

Vice-President - Head of the Major Clients Department of Sberbank of Russia OJSC	President of MTS OJSC

_________________________A.V. Bazarov	______________________________M.V. Shamolin

Seal here	Seal here

Lender	Borrower

AGREEMENT No. 9657-BS/MBRD

City of Moscow	, 2009

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company), also known as “Sberbank of Russia,” hereinafter referred to as the “Lender,” represented by Mr. Alexander Vladimirovich Bazarov, its Vice President and Director of its Key Accounts Department, who is acting pursuant to its Charter and Power of Attorney No. 01-1/480 dated June 15, 2009, Mobile TeleSystems Open Joint Stock Company hereinafter referred to as the “Client,” represented by Mr. Mikhail Valerievich Shamolin, its President, who is acting pursuant to its Charter, and Joint Stock Commercial Moscow Bank for Reconstruction and Development (Open Joint Stock Company) hereinafter referred to as the “Bank,” represented by Mr. Andrey Vitalievich Sergiyenko, Director of its Corporate Accounts Department, who is acting pursuant to its Charter and Power of Attorney No. I-24-665/8-(0) dated December 30, 2008, hereinafter referred to collectively as the “Parties” and each individually, a “Party,” have made this Agreement (“this Agreement”) on the following:

In consideration of Articles 2.3.2, 5.1.4 and 5.1.5 of Non-revolving Credit facility Agreement No. 9657 dated September     , 2009 made by and between the Lender and the Client (the “Loan Agreement”), the Parties hereby agree as follows:

1.                             The Client hereby authorizes the Bank to withdraw, without any acceptance by or any further instruction from the Client, any amounts from current account #40702810000000000652 maintained by the Client with Joint Stock Commercial Moscow Bank for Reconstruction and Development (Open Joint Stock Company), upon a payment request from the Lender containing a reference to this Agreement and Articles 2.3.2, 5.1.4 and 5.1.5 of the Loan Agreement, in repayment of any past due debt owed by the Client to the Lender under the Loan Agreement (including the principal amount of the loan, loan interest and any other payments) and in payment of any penalties payable by the Client to the Lender under the Loan, to the extent of the amounts of such past due debt and penalties, and transfer such amounts to the bank account specified in such payment request.

2.                             Upon receipt of any payment request from the Lender, the Bank shall withdraw the amount stated therein from the Client’s current account specified in Article 1 above and transfer such amount to the bank account specified in such payment request within one (1) transaction day of the receipt date thereof. If no funds are kept on the Client’s current account specified in Article 1 above or if the funds kept thereon are insufficient to meet the Lender’s claim, the Bank shall transfer the missing funds to the Lender as they are credited onto such current account.

3.                             If the funds kept on the Client’s current account specified in Article 1 above are insufficient to repay the debt owed by the Client to the Lender as stated in the payment request from the Lender, the Client shall authorize the Bank to sell, no later than on the next transaction day following the receipt date of such request, the foreign-currency funds kept on foreign-currency account #40702840300000000652 maintained by the Client with Joint Stock Commercial Moscow Bank for Reconstruction and Development (Open Joint Stock Company) on the conversion terms set by the Bank for the date of such transaction and transfer the proceeds from the sale of such funds to current account #40702810000000000652 maintained by the Client with Joint Stock Commercial Moscow Bank for Reconstruction and Development (Open Joint Stock Company).

4.                             The Lender shall notify the Bank in writing when the Client fully performs all of its obligations under the Loan Agreement no later than on the next business day following the date of such performance.

5.                             This Agreement shall constitute an instruction from the Client to the Bank to independently fill in any certificates for those foreign-currency transactions made hereunder in accordance with the regulations of the Bank of Russia.

Agreement No. 9657-BS/MBRD dated                              , 2009

6.                             If any other account is opened for the Client with the Bank, the Client shall notify the Lender in writing of such opening within three (3) business days of the date on which the Bank gives notice of such opening or the date on which the information letter confirming receipt of the notice of such opening is filed with the local branch of the Federal Tax Service. Within five (5) business days of the date of receipt by the Lender of the notice of such opening, the Bank, the Client and the Lender shall make an additional agreement authorizing the Bank to withdraw without acceptance any amounts in favor of the Lender from such other account opened for the Client with the Bank in addition to those stated herein.

7.                             The Lender shall return any amounts excessively withdrawn without acceptance hereunder to those accounts specified in Articles 1 and 3 above no later than on the next business day following the date on which such amounts were credited on the Lender’s correspondent account.

8.                             This Agreement shall become effective on the date of its signing by the Parties and terminate on the date on which the Client fully discharges all of its obligations under the Lender under the Loan Agreement. This Agreement shall constitute an integral part of Bank Account Agreement No. 1517 dated July 3, 2000 and Bank Account Agreement No. 1555 dated July 3, 2000.

9.                             This Agreement may be amended or terminated by agreement of the Parties.

10.                       This Agreement is made in three (3) counterparts of equal legal effect, one for each of the Parties.

Addresses and Bank Account Details of the Parties:

The Lender:

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)

Registered/mailing address:

19 Vavilov Str., Moscow 117997, Russian Federation

Tel.: (495) 957 57 75

Fax: (495) 957 55 61

Account details for payments in rubles:

#30301810500001000014,

corr. acc. # 30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia, BIC 044525225, INN 7707083893

Account details for payments in foreign currencies:

#30301840800001000014 with Sberbank of Russia, Moscow

Bank of New York: New York, NY, SWIFT  IRVT US 3N, acc. #890-0057-610 Sberbank, Moscow, Russia, SWIFT: SABRRUMM

For the Lender:	For the Client:	For the Bank:

2

The Bank:

Joint Stock Commercial Moscow Bank for Reconstruction and Development (Open Joint Stock Company)

Registered/mailing address:

9 Kuznetsky Most, bldg. 1, Moscow 103031, Russian Federation

INN 7702045051,

Corr. acc. # 3010181060000000232 with the Transaction Department of the Principal Branch of the Russian Federation Central Bank, BIC 044525232

The Client:

Mobile TeleSystems Open Joint Stock Company

Registered/mailing address:

4 Marksistskaya Str., Moscow 109147, Russian Federation

Tel.: (495) 223 21 64

Fax: (495) 223 21 68

INN 7740000076, OGRN 1027700149124,

KPP 770901001, OKPO 52686811

Account details for payments in rubles:

Curr. acc. #40702810100020008293 with the Transaction Department of Sberbank of Russia,

corr. acc. #30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia, BIC 044525225

Account details for payments in foreign currencies:

Curr. foreign-currency acc. #40702840400020008293 with the Transaction Department of Sberbank of Russia,

Bank of New York, New York, acc. #8900057610

For the Lender:	For the Client:	For the Bank:

3

For the Lender:	For the Client:	For the Bank:

A.V. Bazarov Vice President and Director of the Key Accounts Department, Sberbank of Russia OJSC	Mikhail Valerievich Shamolin, President, Mobile TeleSystems OJSC	Andrey Vitalievich Sergiyenko, Director of the Corporate Accounts Department, Joint Stock Commercial Moscow Bank for Reconstruction and Development (Open Joint Stock Company)

Seal here	Seal here	Seal here

[•] Chief Accountant, Mobile TeleSystems OJSC

Seal here

For the Lender:	For the Client:	For the Bank:

4

[On Sberbank’s letterhead]

Agreement No. 9657-BS

City of Moscow	September , 2009

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company), also known as “Sberbank of Russia,” hereinafter referred to as the “Bank,” represented by Mr. Alexander Vladimirovich Bazarov, its Vice President and Director of its Key Accounts Department, who is acting pursuant to its Charter and Power of Attorney No. 01-1/480 dated June 15, 2009, on the one part, and Mobile TeleSystems Open Joint Stock Company hereinafter referred to as the “Client,” represented by Mr. Mikhail Valerievich Shamolin, its President, who is acting pursuant to its Charter, on the other part, hereinafter referred to collectively as the “Parties” and each individually, a “Party,” have made this Agreement (“this Agreement”) on the following:

In consideration of Articles 2.3.2, 5.1.4 and 5.1.5 of Non-revolving Credit facility Agreement No. 9657 dated September     , 2009 made by and between the Client (as the “Borrower”) and the Bank (as the “Lender”) (the “Loan Agreement”), the Parties hereby agree to amend Bank Account Agreement No. 40702810100020008293 dated August 12, 2009, Bank Account Agreement No. 40702840400020008293 dated August 12, 2009, Bank Account Agreement No. 40702978000020008293 dated August 12, 2009 and Bank Account Agreement No. 40702810738050011729 dated March 10, 2009 as follows:

1.                             The Bank shall have the right to withdraw, without any acceptance by or any further instruction from the Client, any amounts of money, whether immediately or as available, in repayment of any past due debt owed by the Borrower to the Lender (including the principal amount of the loan, loan interest and any other payments) and/or in payment of any penalties payable by the Borrower to the Lender under the Loan Agreement, to the extent of the amounts of such past due debt and penalties:

•                      from current account #40702810100020008293 maintained by the Client with the Transaction Department of Sberbank of Russia OJSC and current account #40702810738050011729 maintained by the Client with Mariina Roscha Branch Office No. 7981 of Sberbank of Russia OJSC;

•                      if the funds kept on the current accounts mentioned above are insufficient for such repayment, from current foreign-currency account #40702840400020008293 and current foreign-currency account #40702978000020008293 maintained by the Client with the Transaction Department of Sberbank of Russia OJSC and convert such amounts into rubles on the conversion terms set by the Bank for the date of such conversion, with the amounts resulting from such conversion to be credited on current account #40702810100020008293 maintained by the Client with the Transaction Department of Sberbank of Russia OJSC.

2.                             This Agreement shall constitute an instruction from the Client to the Bank to independently fill in any certificates for those foreign-currency transactions made hereunder in accordance with the regulations of the Bank of Russia.

3.                             The Bank shall return any amounts excessively withdrawn without acceptance hereunder to those accounts specified in Article 1 above no later than on the next business day following the withdrawal date.

For the Bank:	For the Client:

1

Agreement No. 9657-BS dated September     , 2009

4.                             This Agreement shall become effective on the date of its signing by both Parties and terminate on the date on which the Client fully performs all of its obligations to the Bank under the Loan Agreement. This Agreement shall constitute an integral part of Bank Account Agreement No. 40702810100020008293 dated August 12, 2009, Bank Account Agreement No. 40702840400020008293 dated August 12, 2009, Bank Account Agreement No. 40702978000020008293 dated August 12, 2009 and Bank Account Agreement No. 40702810738050011729 dated March 10, 2009.

5.                             This Agreement is made in two (2) counterparts of equal legal effect, one for the Bank and the other one for the Client.

Addresses and Bank Account Details of the Parties

The Bank:	The Client:

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)	Mobile TeleSystems Open Joint Stock Company

Registered/mailing address:

19 Vavilov Str., Moscow 117997, Russian Federation

Tel.: (495) 957 57 75

Fax: (495) 957 55 61

Account details for payments in rubles:

#30301810500001000014,

corr. acc. # 30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia, BIC 044525225, INN 7707083893

Account details for payments in foreign currencies:

#30301840800001000014 with Sberbank of Russia, Moscow

Bank of New York: New York, NY, SWIFT  IRVT US 3N, acc. #890-0057-610 Sberbank, Moscow, Russia, SWIFT: SABRRUMM

Registered/mailing address:

4 Marksistskaya Str., Moscow 109147, Russian Federation

Tel.: (495) 223 21 64

Fax: (495) 223 21 68

INN 7740000076, OGRN 1027700149124,

KPP 770901001, OKPO 52686811

Account details for payments in rubles:

Curr. acc. #40702810100020008293 with the Transaction Department of Sberbank of Russia,

corr. acc. #30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia, BIC 044525225

Account details for payments in foreign currencies:

Curr. foreign-currency acc. #40702840400020008293 with the Transaction Department of Sberbank of Russia,

Bank of New York, New York, acc. #8900057610

For the Bank:	For the Client:

2

Signatures of the Parties

For the Bank:	For the Client:

A.V. Bazarov Vice President and Director of the Key Accounts Department, Sberbank of Russia OJSC	M.V. Shamolin President, Mobile TeleSystems OJSC

Seal here	Seal here

I.R. Borisenkova Chief Accountant, Mobile TeleSystems OJSC

Seal here

For the Bank:	For the Client:

3

Amendment Agreement No. 1

to Non-Revolving Credit Facility Agreement Agreement No. 9662 dated August 28, 2009

City of Moscow	September , 2009

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company), hereinafter referred to as the “Lender”, represented by Mr. Alexander Vladimirovich Bazarov, Vice-President and Director of the Major Clients Department, acting on the basis of the Charter and Power of Attorney No. 01-1/480 dated June 15, 2009, as one party, and Mobile TeleSystems Open Joint Stock Company, hereinafter referred to as the “Borrower”, represented by Mr. Mikhail Valerievich Shamolin, its President, acting on the basis of the Charter, as the other party, hereinafter collectively referred to as the “Parties” and individually the “Party” have made this Amendment Agreement No. 1 (hereinafter, “Amendment Agreement”) to Non-Revolving Credit Facility Agreement No. 9662 dated August 28, 2009 (hereinafter, the “Loan Agreement”) as follows:

1. To amend Clause 2.3.1 of the Loan Agreement as follows:

“2.3.1. Provision to the Lender of documents in form satisfactory to the Lender, confirming the intended use of the facility, and/or any documents containing the relevant information on the principal proposed applications of the facility proceeds.

The documents confirming the intended use of the facility shall be deemed satisfactory to the Lender, unless the Lender informs the Borrower otherwise in writing within Five (5) business days from the date of submission by the Borrower of such documents.”

2. To amend Clause 5.1.6 (c) of the Loan Agreement as follows:

“c) the Borrower uses the facility other than in accordance with its designated purpose;”

3. To amend Clause 5.1.6 (g) of the Loan Agreement as follows:

“g) a claim or claims have been filed against the Borrower seeking payment of a cash amount or recovery of assets the amount of which exceeds in the aggregate Thirty Million US Dollars (US$30,000,000) or an equivalent thereof in the currency of the Russian Federation at the rate of the Bank of Russia as of the date the claims were filed, or in another currency recalculated into US Dollars through the currency exchange rates to the Russian Rubles established by the Bank of Russia as of the date the claims were filed (provided that the amount of at least one of such claims exceeds Five Million US Dollars (US$5,000,000) or an equivalent thereof in the currency of the Russian Federation at the rate of the Bank of Russia as of the date such claim was filed, or an equivalent amount in any other currency recalculated into US Dollars through the currency exchange rates to the Russian Rubles established by the Bank of Russia as of the date the claim was filed) and the judgment to grant such claim(s) entered into legal force;”

4. To amend Clause 5.1.6 (h) of the Loan Agreement as follows:

“h) a decision is made on reorganization (other than reorganization in the form of a merger of subsidiaries into the Borrower), liquidation or reduction of the charter capital of the Borrower without prior consent of the Lender;”

5. To amend Clause 5.2.2 of the Loan Agreement as follows:

“5.2.2. fully or partially prepay the outstanding facility before the maturity dates set forth in Clause 2.11. hereof, and pay the interest, all fees hereunder and penalties accrued as of the prepayment date by giving a written notice to the Lender at least Five (5) business days before the prepayment date of the facility (or a portion thereof) (inclusive).  The date of receipt of the notice by the Lender shall be not be included in the notice period.

The Borrower shall notify the Lender of its intention to prepay the facility (or a portion thereof) as provided for in Clause 9.3. hereof and such notice shall specify the amount and the date of such prepayment.

In the event of a prepayment of the facility (or a portion thereof) without a prior written notice to the Lender or notice to the Lender given less than Five (5) business days prior to the prepayment date of the facility (or a portion thereof) the Borrower shall pay to the Lender a prepayment fee for prepayment of the facility (or a portion thereof) in the amount of Three percent (3%) of the amount so prepaid.

The prepayment fee for prepayment of the facility (or a portion thereof) shall be paid by the Borrower simultaneously with the prepayment hereunder.”

6. To amend Clause 6.2.6 of the Loan Agreement as follows:

Lender	Borrower

“6.2.6. In case of reorganization (other than reorganization in form of the subsidiaries’ merger into to the Borrower) or liquidation, reduction of the charter capital, to inform the Lender accordingly, at least Ten (10) business days prior to any of the abovementioned events, and upon the Lender’s demand, to repay the facility irrespective of the due date specified in the Agreement, to pay the interest due, the commitment fee, and other payments as provided by the Agreement.”

7. To amend Clause 6.2.8 of the Loan Agreement as follows:

“6.2.8. Beginning from January 1, 2010 and up to the date of full repayment of the facility, specified in Clause 1.1 hereof, to ensure that Ukrainian Mobile Communications CJSC (Registered address: 15 Leipzig Str., Kiev, 01015, Ukraine, EGRPOU (enterprise identification code) 14333937) maintain the credit turnover on all accounts opened with the Subsidiary Bank of Sberbank of Russia OJSC (Registered address: 46 Vladimirskaya Street, Kiev, 01034 Ukraine, hereinafter the “Subsidiary Bank”) and specified in Annex 2 hereto, in the amount of no less than Five Hundred Million (UAH 500,000,000) hryvnas in each calendar quarter, however, no loans, issue proceeds, conversions of own funds, or transfers of the same, no borrowings or repayments of the loans extended shall be taken into account in the abovementioned overall amount.

Quarterly credit turnover in foreign currencies on current currency accounts shall be converted into hryvnas at the average exchange rate of the relevant currency as quoted by the National Bank of Ukraine.  The average exchange rate is calculated as the simple average of exchange rates of foreign currencies to hryvna quoted by the National Bank of Ukraine, in a given calendar quarter.

For the purposes of Clause 6.2.8 hereof the Borrower shall provide to the Lender properly certified bank statements of all the settlement and currency accounts of the Borrower opened with the Subsidiary Bank and specified in Annex 2 hereto, for each full calendar quarter within Twenty (20) business days from the last day of the calendar quarter.

Failure to provide the abovementioned information within the timing set forth herein shall constitute a default to maintain the credit turnover on the accounts, referred to in the first paragraph of this clause.”

8. To add Article 6 of the Loan Agreement with Clause 6.2.11 as follows:

“6.2.11. In case of use of the facility proceeds in accordance with the information on proposed principal applications of the facility proceeds, provided to the Lender under Clause 2.3.1 hereof, to provide to the Lender not later than December 31, 2009, any relevant documents in form satisfactory to the Lender, including agreements, contracts, invoices, payment documents and/or other documents as demanded by the Lender, confirming the intended use of the facility.

The documents provided by the Borrower and confirming the intended use of the facility shall be deemed satisfactory to the Lender, unless the Lender informs the Borrower otherwise in writing within Ten (10) business days from the date of submission by the Borrower of the documents referred to in this clause.”

9. To amend Clause 7.3 of the Loan Agreement as follows:

“7.3. The ratio of OIBDA to the value of the Income Expenses determined for the given Reporting Period, shall not exceed five (5) during the whole term hereof.

The following term shall be used herein for the abovementioned purposes:

“Interest Expenses” shall mean in respect of each Reporting Period, the aggregate expenses to pay any interest, commissions and other financial charges (irrespective of whether they have been paid, are due or to be capitalized) accrued as payable by MTS Group of Companies in the relevant Reporting Period, reduced by the interest income of the MTS Group of Companies in such Reporting Period, payable in cash, determined on the basis of the Financial Statements and multiplied by two (2).

The value of the Interest Expenses will be calculated on the basis of the Financial Statements of the MTS Group of Companies and will be denominated in US Dollars.”

10.                                 All other clauses and terms of the Loan Agreement not amended by this Amendment Agreement shall remain in force.

Lender	Borrower

2

11.                                 The Amendment Agreement becomes effective from the date of its execution and constitutes an integral part of the Loan Agreement.

12.                                 The Amendment Agreement is made in 2 counterparts having equal legal force: one counterpart shall be kept by the Lender, the other — by the Borrower.

Addresses and Bank Account Details of the Parties

Lender	Borrower

Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)	Mobile TeleSystems Open Joint Stock Company

Registered/mailing address:

19 Vavilov Str., Moscow 117997, Russian Federation

Tel: (495) 957 57 75, fax: (495) 957 55 61

Account details for payments in rubles: corr. acc. # 30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia, BIC 044525225, INN 7707083893

Account details for payments in foreign currencies: #30301840800001000014 with Sberbank of Russia, Moscow Bank of New York: New York, NY, SWIFT IRVT US 3N, acc. #890-0057-610 Sberbank, Moscow, Russia, SWIFT: SABRRUMM

Registered/mailing address:

4 Marksistskaya Str., Moscow 109147, Russian Federation

Tel: (495) 223 21 64, fax: (495) 223 21 68

INN 7740000076, OGRN 1027700149124,

KPP 770901001, OKPO 52686811

Account details for payments in rubles:

s/a. #40702810100020008293 with the Transaction Department of Sberbank of Russia,

corr. acc. #30101810400000000225 maintained by Sberbank of Russia with the Transaction Department of the Moscow Principal Territorial Branch of the Bank of Russia,

BIC 044525225,

Account details for payments in foreign currencies:

Curr. foreign-currency acc. #40702840400020008293 with the Transaction Department of Sberbank of Russia,

Bank of New York, New York, acc. #8900057610

Signatures of the Parties

Lender	Borrower

Vice-President - Head of the Major Clients Department of Sberbank of Russia OJSC	President of Mobile TeleSystems OJSC

A.V. Bazarov	M.V. Shamolin

Seal here	Seal here

Lender	Borrower

3